Exhibit 10.15

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this [ insert day ] day of [ insert month ] [ insert year ] between Nextracker Inc. (the “Company”), a Delaware corporation, and _______, a director and/or officer of the Company (the “Indemnitee”).

RECITALS

A. The Indemnitee, an officer, director and/or Agent of the Company, performs a valuable service in such capacity for the Company. The Company derives a significant benefit from such service;

B. The Company desires to retain highly competent individuals to serve as directors, officers and Agents of the Company and to protect such individuals against inordinate risks of claims and actions against them arising out of their services to and activities on behalf of the Company;

C. It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, individuals who serve as directors, officers or Agents of the Company or of another entity at the request of the Company, to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company or such other entity free from undue concern that they will not be so indemnified; and

D. Section 145 of the Delaware General Corporation Law (the “Law”), empowers the Company to indemnify by agreement its officers, directors and Agents, and expressly provides that the indemnification provided by the Law is not exclusive.

NOW, THEREFORE, in consideration of the foregoing and the other covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Agreement to Serve. The Indemnitee will serve or continue to serve at the request of the Company as a director, officer and/or Agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or such other Subsidiary, as the case may be; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company and any such Subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or any Subsidiary by the Indemnitee.

2. Directors’ and Officers’ Insurance. The Company shall obtain and maintain one or more policies of directors’ and officers’ liability insurance (“D&O Insurance”) customary for similarly situated companies, providing officers, directors and Agents of the Company with coverage on customary terms and conditions, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Company’s officers, directors and Agents. The purchase, establishment and maintenance of D&O Insurance shall not in any way limit or affect the rights and obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or any other party or parties under any such D&O Insurance.

3. Mandatory Indemnification. Subject to Section 8 below:

3.1 Indemnity in Proceedings Other than Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3.1 if the Indemnitee was or is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was an officer, director or Agent, or by reason of anything done or not done by him or her in such capacity. The Indemnitee shall be indemnified under this Section 3.1 against all Expenses and judgments, liabilities, Fines, penalties, amounts paid in settlement, and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, “Losses”) actually and reasonably incurred by the Indemnitee or that may be incurred on behalf of the Indemnitee in connection with such Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

3.2 Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless the Indemnitee in accordance with the provisions of this Section 3.2 if the Indemnitee was or is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was an officer, director or Agent, or by reason of anything done or not done by him or her in such capacity. The Indemnitee shall be indemnified under this Section 3.2 against all Expenses actually and reasonably incurred by him or her in connection with such Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made under this Section 3.2 in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company, unless and only to the extent that the court in which the proceeding is or was pending shall have determined upon application that, in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine;

3.3 Additional Indemnification. Notwithstanding any limitations in Sections 3.1 or 3.2 hereof, the Company shall indemnify and hold harmless the Indemnitee in accordance with the provisions of this Section 3.3 to the fullest extent permitted by law (including, without limitation (i) to the fullest extent authorized or permitted by the provisions of the Law as in effect as of the date of this Agreement that authorize or contemplate indemnification by the Company of the Indemnitee in his or her capacity as an officer, director or Agent and (ii) to the fullest extent authorized or permitted by any amendments or additions to or replacements of such provisions which are adopted after the date of this Agreement that increase the extent to which a corporation may indemnify such a Person in such a capacity). The Indemnitee shall be indemnified under this Section 3.3 against all Expenses and Losses actually and reasonably incurred by the Indemnitee or that may be incurred on behalf of the Indemnitee in connection with any Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, by reason of the fact that he or she is or was an officer, director or Agent, or by reason of anything done or not done by him or her in such capacity; and

3.4 Expenses as a Witness. Notwithstanding the foregoing, to the extent that, by reason of his or her status as an officer, director or Agent, the Indemnitee is a witness in any Proceeding to which the Indemnitee is not a party, the Company shall indemnify and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on his or her behalf in connection therewith.

4. Good Faith; Partial Indemnification and Contribution.

4.1 Good Faith. For the purposes of any determination of “good faith” hereunder, the Indemnitee shall be deemed to have acted in good faith if in taking such action the Indemnitee relied on the records or books of account of the Company or any Subsidiary of the Company (collectively, the “Company Group”), including without limitation financial statements, or on information, opinions, reports or statements provided to the Indemnitee by the officers or other employees of the Company Group in the ordinary course of their duties, or on the advice of legal counsel for the Company Group, or on information or records given or reports made to the Company Group by an independent certified public accountant or by an appraiser or other expert selected by the Company Group, or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company Group. In connection with any determination as to whether the Indemnitee is entitled to indemnification hereunder, the Indemnitee shall be entitled to the presumption that he or she has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that the Indemnitee is not so entitled. The provisions of this Section 4.1 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge or actions, or failures to act, of any other Person serving the Company Group shall not be imputed to the Indemnitee for the purposes of determining his or her right to indemnification hereunder.

4.2 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Losses incurred by him or her, but is not entitled to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification. For the avoidance of doubt, if the Indemnitee is not wholly successful in any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify the Indemnitee in connection with each successfully resolved claim, issue or matter. The Indemnitee’s satisfaction of the applicable standard of conduct described in Section 4.1 with respect to a particular claim, issue or matter shall be considered a successful resolution as to such claim, issue or matter. Furthermore, subject to the provisions of the Law, for purposes of this Agreement, and without limitation, the termination of any claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

4.3 Contribution. To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided in Section 3 are unavailable to the Indemnitee in whole or in part in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee. The Company hereby agrees to fully indemnify and hold harmless the Indemnitee from any claims for contribution which may be brought by any officer, director or Agent of the Company other than the Indemnitee who may be jointly liable with the Indemnitee.

5. Mandatory Advancement of Expenses. Subject to Section 8 below, to the fullest extent permitted by law, the Company shall advance all Expenses, without the need of any determination pursuant to Section 7 below, incurred or to be incurred by the Indemnitee in connection with any Proceeding, including in connection with the investigation, defense, settlement or appeal of any such Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, to which the Indemnitee was or is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) by reason of the fact that he or she is or was an officer, director or Agent, or by reason of anything done or not done by him or her in such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or By-Laws of the Company, the Law or otherwise. The advances to be made hereunder shall be paid from time to time, whether prior to or after the final disposition of any Proceeding, by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company and the presentation to the Company of an invoice or other substantiation of the specific nature and amount of each Expense to be advanced by the Company. Such advances shall be unsecured, interest free and shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In the event that the Company advances an amount in excess of any properly documented Expense, the Indemnitee shall return such excess to the Company within ten (10) days of (i) the discovery by the Indemnitee of the excess of such advance or (ii) the notification by the Company of its discovery of the excess of such advance. The Indemnitee’s right to advancement of Expenses hereunder is absolute and shall not be subject to any prior determination by any Person that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

6. Notice and Other Indemnification Procedures.

6.1 Notice and Request for Indemnification. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other notice of the commencement of or the threat of the commencement of any Proceeding, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement. The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise. The Indemnitee shall at such time or at any time thereafter deliver to the Company a written request for indemnification in accordance with this Agreement. Any such request may be delivered at such time or times as the Indemnitee deems appropriate in his or her sole discretion. Promptly following such request for indemnification, the Indemnitee’s entitlement to indemnification shall be determined in accordance with the terms and conditions of this Agreement, including, as applicable, Section 7 hereof.

6.2 Notice to D&O Insurance Providers. At the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 6.1 hereof, the Company shall give prompt notice of the commencement of such Proceeding to the providers of D&O Insurance then in effect in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such D&O Insurance policies.

6.3 Assumption of Defense. In the event the Company shall be obligated to advance Expenses to the Indemnitee and so long as there shall not have occurred a Change in Control, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees and Expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that: (a) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitee’s sole expense (not to be reimbursed or otherwise indemnified or paid by the Company); (b) the Indemnitee shall have the right to employ his or her own counsel in connection with any such Proceeding, at the expense of the

Company, if such counsel serves in a reviewer, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, Loss or limitation on the Indemnitee without the Indemnitee’s prior written consent.

7. Procedure Upon Application for Indemnification.

7.1 Determination of Right to Indemnification. A determination, if required by applicable law, with respect to the Indemnitee’s entitlement to indemnification pursuant to this Agreement shall be made in the specific case by one of the following methods, which shall be at the election of the Indemnitee:

(a) By a majority vote of all of the directors who are not parties to the Proceeding for which indemnification is being sought, even if less than a quorum;

(b) By a committee of disinterested directors designated by a majority of the disinterested directors, even if less than a quorum;

(c) By Independent Counsel in a written opinion to the Board of Directors of the Company (the “Board”), a copy of which shall be delivered to the Indemnitee; or

(d) By the court in which the Proceeding is or was pending.

The Indemnitee shall reasonably cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and which is reasonably necessary to such determination.

7.2 Payment. If the Indemnitee is entitled to indemnification under this Agreement, payment to the Indemnitee shall be made within twenty (20) days following the request for indemnification under Section 6.1 (or, if a determination is required by applicable law, following such determination) and the presentation to the Company of an invoice or other substantiation of the specific nature and amount of each indemnifiable Expense or Loss, as determined necessary and appropriate by the Company. In the event that the Company pays or reimburses an amount in excess of any properly documented indemnifiable Expense or Loss, the Indemnitee shall return such excess to the Company within ten (10) days of (i) the discovery by the Indemnitee of the excess payment or reimbursement or (ii) the notification by the Company of its discovery of the excess payment or reimbursement.

7.3 Appeals. If the forum selected in accordance with Section 7.1 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the court having jurisdiction of such matter and the parties, the court in which the Proceeding giving rise to the Indemnitee’s claim for indemnification is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section 7.1 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

7.4 Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.1 hereof, the Independent Counsel shall be selected as provided in this Section 7.4. The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If the Independent Counsel is selected by the Board, the Board shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) days after receipt of such written notice, deliver to the Company or the Indemnitee, as the case may be, a written objection to such selection if the Independent Counsel does not meet the requirements set forth in the definition of Independent Counsel. In such event, the objection shall set forth with particularity the factual basis for such objection and the Person so selected shall not serve as Independent Counsel unless the objection is withdrawn, or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days of the election by the Indemnitee under Section 7.1, no Independent Counsel has been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection to a selection of Independent Counsel or for the appointment of Independent Counsel by the court, and such Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 7.1. The Company shall pay all fees and Expenses of Independent Counsel and agrees to fully indemnify and hold harmless such Independent Counsel against any and all Expenses and Losses arising out of or relating to this Agreement.

7.5 Enforcement of Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with the exercise or defense of his or her rights under this Section 7 and against all Expenses incurred by the Indemnitee in connection with any Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless a court of competent jurisdiction finds that the Indemnitee’s claims and/or defenses in any such Proceeding were frivolous or made in bad faith.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

8.1 Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of Expenses arising under this Agreement, the charter documents of the Company, or any statute or law or otherwise;

8.2 Amounts Covered by Insurance. To indemnify or advance Expenses to the Indemnitee for any Expenses or Losses to the extent such Expenses or Losses have been paid directly to the Indemnitee by any D&O Insurance policy or pursuant to any other agreement or otherwise, whether paid by the Company or any other Person;

8.3 Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld or delayed;

8.4 Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

8.5 Sarbanes-Oxley Act and Dodd-Frank Act. To indemnify the Indemnitee for any reimbursement by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

9. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or By-Laws, other agreements or otherwise, both as to actions or failures to act in the Indemnitee’s official capacity, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an officer, director or Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

10. Definitions. In addition to the other terms defined herein, for the purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

10.1 “Agent” means any Person who is or was a director or officer of the Company and while serving as a director or officer of the Company, is or was also serving at the request of, for the convenience of, or to represent the interests of the Company as a director, officer, advisory director, trustee, manager, member, partner, employee, agent, fiduciary, or in any other similar capacity of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise. As used herein, the term “enterprise” includes any employee benefit plan of the Company, its Subsidiaries, affiliates and predecessor corporations. A Person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “in the best interests of the Company” as referred to in this Agreement.

10.2 A “Change in Control” means the occurrence of any of the following events:

(a) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees, as such term is defined in the Third Amended and Restated Limited Liability Company Agreement of the LLC, dated as of [____], 2023, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;

(b) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of the Nextracker LLC, a Delaware limited liability company and the managing member of the Company);

(c) There is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(d) The Company ceases to be the sole managing member of Nextracker LLC.

10.3 “Expenses” means (i) all attorney’s fees and costs, retainers (as an advance for services to be rendered or expenses to be incurred), court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or costs incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, otherwise participating in any Proceeding, or any action, discovery event, claim issue or matter therein or related thereto, or establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement, Section 317 of the Law or otherwise and (ii) any such Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

10.4 “Fines” shall include any excise tax assessed with respect to any employee benefit plan.

10.5 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and, unless otherwise consented to in writing by the Company and the Indemnitee, neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company Group or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, unless otherwise consented to in writing by the Company and the Indemnitee, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

10.6 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, other entity or organization or any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder).

10.7 “Proceeding” means any threatened, pending or completed action, suit arbitration, proceeding, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual threatened, or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, or in any bankruptcy case or related proceeding, in which the Indemnitee was, is or will be involved as a party, a witness or otherwise by reason of the fact that the Indemnitee is or was an officer, director or Agent.

10.8 “Subsidiary” means, in respect of any Person, any corporation, partnership or other business entity of which more than fifty percent (50%) of the outstanding voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

11. General Provisions.

11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer, director and/or Agent, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer, director and/or Agent.

11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the intent manifested hereby.

11.3 Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that the Indemnitee shall have ceased to serve as an officer, director or Agent, or (b) one (1) year after the final termination of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to enforce the Indemnitee’s rights under this Agreement.

11.4 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

11.5 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

11.6 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute one and the same agreement.

11.7 Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

11.8 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or the assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

11.9 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (i) delivered by hand and signed for by the party addressee, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date or (iii) sent by prepaid overnight mail, signature required for delivery on the next business day:

(a) If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company; and

(b) If to the Company, to

Nextracker Inc.

6200 Paseo Padre Parkway

Fremont, CA 94555

Attention: General Counsel

or to any other address as may have been furnished by the Company to the Indemnitee in writing.

11.10 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without giving effect to any conflict of laws principle which would result in the application of the laws of any other jurisdiction.

11.11 Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably and unconditionally (i) consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding that arises out of or relates to this Agreement, (ii) waive any objection to the laying of venue of any such action or Proceeding in such courts and (iii) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in such courts has been brought in an improper or inconvenient forum.

11.12 Injunctive Relief. The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled, and shall not be required to post bonds or make any other undertaking in connection therewith.

11.13 Miscellaneous. The section headings of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first written above.

NEXTRACKER INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Residential
Address:

[SIGNATURE PAGE TO NEXTRACKER INC. INDEMNIFICATION AGREEMENT]

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